UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
December 20, 2013
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RAINMAKER SYSTEMS, INC.
(Exact name of registrant as specified in its charter)
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Delaware
(State or other jurisdiction of incorporation)
000-28009	33-0442860
(Commission File Number)	(IRS Employer Identification No.)
900 East Hamilton Ave. Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)
(408) 626-3800
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management
Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 20, 2013, the Company appointed James Hopkins as a Class II director with a term ending upon the 2015 annual meeting of stockholders. Mr. Hopkins has devoted his career to entrepreneurial initiatives within small and medium sized technology companies, ranging from startups to public companies. Mr. Hopkins currently serves as CEO of Certara L.P., a privately-held company. Certara is engaged in the business of providing modeling and informatics software and services to pharmaceutical and biotechnology companies to assist them in developing new drugs. Mr. Hopkins’ candidacy to continue as a Board member upon expiration of his term in 2015 will be subject to the approval of stockholders at the Company’s annual stockholder meeting in 2015. Mr. Hopkins received a grant of 50,000 restricted shares of common stock on January 10, 2014, which were fully vested upon grant, in lieu of the automatic grant of 50,000 restricted shares for newly appointed directors under the Company’s 2003 Stock Incentive Plan. Additionally, Mr. Hopkins is eligible to receive monthly board fees of $4,167 for each month of service as a director and is also eligible to receive future stock compensation for his service in accordance with the Company’s 2003 Stock Incentive Plan.

Section 9 – Financial Statements and Exhibits
Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits. None.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINMAKER SYSTEMS, INC.
(Registrant)

February 24, 2014	/s/ Bradford Peppard
Date	(Signature)
By: Bradford Peppard
Title: Chief Financial Officer